NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "**1933 ACT**"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT
GLOBAL WHOLEHEALTH PARTNERS CORPORATION

Warrant Shares: 2,000,000 **Initial Issuance Date: July 22, 2020**

THIS COMMON STOCK PURCHASE WARRANT (the "**Warrant**") certifies that, for value received, **EMC2 Capital, LLC**, a Wyoming limited liability company, or its assigns (the "**Holder**") is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "**Initial Issuance Date**") and on or prior to the close of business on the five (5) year anniversary of the Initial Issuance Date (the "**Termination Date**") but not thereafter, to subscribe for and purchase from **Global WholeHealth Partners Corporation**, a Nevada corporation (the "**Company**"), up to Two Million (2,000,000) shares (as subject to adjustment hereunder, the "**Warrant Shares**") of the **Company**'s Class A common stock, par value $0.001 per share (the "**Common Stock**"). **Holder** and **Company** are collectively referred to herein as the "**Parties**" and at times each is individually referred to as a "**Party.**" Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Common Stock Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "**Purchase Agreement**").

1. DEFINITIONS. In addition to the terms defined elsewhere in this Warrant, the following terms shall have the following meanings:

"1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the 1933 Act.

"Bid Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the **Company**, the fees and expenses of which shall be paid by the **Company**.

"Board of Directors" means the board of directors of the **Company**.

"Business Day" means any day on which the Trading Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:02 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

"Common Stock Equivalents" means any securities of the **Company** which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the **Company** pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the **Company**, provided, however, issuances to consultants shall be limited to up to 500,000 shares of Common Stock or options (subject to adjustment for forward and reverse stock splits and the like) during any 12 month period, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Original Issue Date (including adjustments of such securities), provided that such securities have not been amended since the Original Issue Date to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the **Company** and shall provide to the **Company** additional benefits in addition to the investment of funds, but shall not include a transaction in which the **Company** is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) securities issuable pursuant to any outstanding securities purchase agreement.

"Person" means an individual or entity of any kind including any limited liability company, partnership, joint venture, corporation, trust, unincorporated organization and government or any department or agency thereof.

"Rule 144" means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

"SEC" means the U.S. Securities and Exchange Commission.

"Trading Day" means a day on which the Common Stock is traded on a Trading Market.

"Trading Market" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the OTC Markets, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

"Transfer Agent" means the transfer agent of the **Company** as set forth in Section 5(h) or such other person who is then serving as the transfer agent for the **Company** in respect of the Common Stock.

"Variable Rate Transaction" means a transaction in which the **Company** (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock or Common Stock Equivalents either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the **Company** or the market for the Common (including, without limitation, any "full-ratchet" anti-dilution provisions, but excluding any "weighted average" anti-dilution provisions or any "cashless" or "net" exercise provisions), (ii) issues or sells any debt or equity securities, including without limitation, Common Stock or Common Stock Equivalents, either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the **Company** or the market for the Common Stock, or (B) that is subject to or contains any put, call, redemption, buy-back, price-reset or other similar provision or mechanism (including, without limitation, a "Black-Scholes" put or call right) that provides for the issuance of additional debt or equity securities of the **Company** or the payment of cash by the **Company**, or (iii) enters into any agreement, including, but not limited to, an "equity line of credit" or other continuous offering or similar offering of Common Stock or Common Stock Equivalents, whereby the **Company** may sell Common Stock or Common Stock Equivalents at a future determined price.

"VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the **Company**, the fees and expenses of which shall be paid by the **Company**.

2. **EXERCISE.**

a. Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Issuance Date and on or before the Termination Date by delivery to the **Company** or the Transfer Agent (or such other office or agency that the **Company** may designate by notice in writing to the registered **Holder** at the address of the **Holder** appearing on the books of the **Company**), as applicable, of a duly executed facsimile copy or PDF copy submitted by electronic (or e-mail attachment) of the Notice of Exercise in the form annexed hereto ("**Notice of Exercise**"). Within the earlier of (i) three (3) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the **Holder** shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier's check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the **Holder** shall not be required to physically surrender this Warrant to the **Company** until the **Holder** has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the **Holder** shall surrender this Warrant to the **Company** for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the **Company**. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The **Holder** and the **Company** shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The **Company** shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. **THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS WARRANT, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING THE PURCHASE OF A PORTION OF THE WARRANT SHARES HEREUNDER, THE NUMBER OF WARRANT SHARES AVAILABLE FOR PURCHASE HEREUNDER AT ANY GIVEN TIME MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.**

b. Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be **$1.59**, subject to adjustment hereunder (the "**Exercise Price**"). In the event that the Bid Price drops below the Exercise Price at any time, the Exercise Price will decrease pursuant to the table below. The Exercise Price will not increase at any time, including following any and all downward adjustments to the Exercise Price pursuant to this Section 2(b).

Stock Bid Price	Exercise Price	Stock Bid Price	Exercise Price	Stock Bid Price	Exercise Price
$ 1.59					
$ 1.49	$ 1.419	$ 0.69	$ 0.053	$ 0.07	$ 0.001
$ 1.39	$ 1.248	$ 0.59	$ 0.001	$ 0.06	$ 0.001
$ 1.29	$ 1.078	$ 0.49	$ 0.001	$ 0.05	$ 0.001
$ 1.19	$ 0.907	$ 0.39	$ 0.001	$ 0.04	$ 0.001
$ 1.09	$ 0.736	$ 0.29	$ 0.001	$ 0.03	$ 0.001
$ 0.99	$ 0.565	$ 0.19	$ 0.001	$ 0.02	$ 0.001
$ 0.89	$ 0.395	$ 0.09	$ 0.001	$ 0.01	$ 0.001
$ 0.79	$ 0.224	$ 0.08	$ 0.001	$ 0.01	$ 0.001

c. Cashless Exercise. If at any time after the four-month anniversary of the Execution Date of the Purchase Agreement or, provided that the **Company** is timely responding to ongoing comments by the SEC, the six-month anniversary of the Execution Date of the Purchase Agreement, there is no effective Registration Statement registering or no current prospectus available for the resale of the Warrant Shares by the **Holder**, then this Warrant may also be exercised, in whole or in part, at such time by means of a "cashless exercise" in which the **Holder** shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing **[(A-B) (X)] by (A),** where:

(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of "regular trading hours" (as defined in Rule 600(b)(64) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the **Holder**, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the **Holder**'s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during "regular trading hours" on a Trading Day and is delivered within two (2) hours thereafter pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 1(a) hereof after the close of "regular trading hours" on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. The **Company** agrees not to take any position contrary to this Section 2(c).

d. Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the **Holder** by crediting the account of the **Holder**'s or its designee's balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system ("**DWAC**") if the **Company** is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the **Holder** or (B) the Warrant Shares are eligible for resale by the **Holder** without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the **Company**'s share register in the name of the **Holder** or its designee, for the number of Warrant Shares to which the **Holder** is entitled pursuant to such exercise to the address specified by the **Holder** in the Notice of Exercise by the date that is the earlier of (i) the earlier of (A) three (3) Trading Days after the delivery to the **Company** of the Notice of Exercise and (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the **Company** and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the **Company** of the Notice of Exercise (such date, the "**Warrant Share Delivery Date**"). Upon delivery of the Notice of Exercise, the **Holder** shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) three Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the **Company** fails for any reason to deliver to the **Holder** the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the **Company** shall pay to the **Holder**, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or **Holder** rescinds such exercise. The **Company** agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, "**Standard Settlement Period**" means the standard settlement period, expressed in a number of Trading Days, on the **Company**'s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the **Company** shall, at the request of a **Holder** and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the **Holder** a new Warrant evidencing the rights of the **Holder** to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the **Company** fails to cause the Transfer Agent to transmit to the **Holder** the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the **Holder** will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the **Holder**, if the **Company** fails to cause the Transfer Agent to transmit to the **Holder** the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the **Holder** is required by its broker to purchase (in an open market transaction or otherwise) or the **Holder**'s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the **Holder** of the Warrant Shares which the **Holder** anticipated receiving upon such exercise (a "**Buy-In**"), then the **Company** shall (A) pay in cash to the **Holder** the amount, if any, by which (x) the **Holder**'s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the **Company** was required to deliver to the **Holder** in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the **Holder**, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the **Holder** the number of shares of Common Stock that would have been issued had the **Company** timely complied with its exercise and delivery obligations hereunder. For example, if the **Holder** purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the **Company** shall be required to pay the **Holder** $1,000. The **Holder** shall provide the **Company** written notice indicating the amounts payable to the **Holder** in respect of the Buy-In and, upon request of the **Company**, evidence of the amount of such loss. Nothing herein shall limit a **Holder**'s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the **Company**'s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the **Holder** would otherwise be entitled to purchase upon such exercise, the **Company** shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the **Holder** for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the **Company**, and such Warrant Shares shall be issued in the name of the **Holder** or in such name or names as may be directed by the **Holder**; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the **Holder**, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the **Holder** and the **Company** may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The **Company** shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

(vii) Closing of Books. The **Company** will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e. Holder's Exercise Limitations. The **Company** shall not effect any exercise of this Warrant, and a **Holder** shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the **Holder** (together with the **Holder**'s Affiliates, and any other Persons acting as a group together with the **Holder** or any of the **Holder**'s Affiliates (such Persons, "**Attribution Parties**")), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the **Holder**

and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the **Holder** or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the **Company** (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the **Holder** or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder, it being acknowledged by the **Holder** that the **Company** is not representing to the **Holder** that such calculation is in compliance with Section 13(d) of the 1934 Act and the **Holder** is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the **Holder** together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the **Holder**, and the submission of a Notice of Exercise shall be deemed to be the **Holder**'s determination of whether this Warrant is exercisable (in relation to other securities owned by the **Holder** together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the **Company** shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a **Holder** may rely on the number of outstanding shares of Common Stock as reflected in (A) the **Company**'s most recent periodic or annual report filed with the SEC, as the case may be, (B) a more recent public announcement by the **Company** or (C) a more recent written notice by the **Company** or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a **Holder**, the **Company** shall within two (2) Trading Days confirm orally and in writing to the **Holder** the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the **Company**, including this Warrant, by the **Holder** or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The "**Beneficial Ownership Limitation**" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The **Holder**, upon notice to the **Company**, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the **Holder** and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the **Company**. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3. <u>CERTAIN ADJUSTMENTS</u>.

a. Stock Dividends and Splits. If the **Company**, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the **Company** upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the **Company**, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become

effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b. Subsequent Equity Sales. If the **Company** or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (such lower price, the "**Base Share Price**" and such issuances collectively, a "**Dilutive Issuance**") (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price). Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The **Company** shall notify the **Holder**, in writing, no later than the Trading Day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 3(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "**Dilutive Issuance Notice**"). For purposes of clarification, whether or not the **Company** provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance and in the event of an exercise of this Warrant, the **Holder** is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the **Holder** accurately refers to the Base Share Price in the Notice of Exercise. If the **Company** enters into a Variable Rate Transaction, the **Company** shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised.

c. Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the **Company** grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "**Purchase Rights**"), then the **Holder** will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the **Holder** could have acquired if the **Holder** had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the **Holder**'s right to participate in any such Purchase Right would result in the **Holder** exceeding the Beneficial Ownership Limitation, then the **Holder** shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the **Holder** until such time, if ever, as its right thereto would not result in the **Holder** exceeding the Beneficial Ownership Limitation).

d. Pro Rata Distributions. During such time as this Warrant is outstanding, if the **Company** shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "**Distribution**"), at any time after the issuance of this Warrant, then, in each such case, the **Holder** shall be entitled to participate in such Distribution to the same extent that the **Holder** would have participated therein if the **Holder** had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the **Holder**'s right to participate in any such Distribution would result in the **Holder** exceeding the Beneficial Ownership Limitation, then the **Holder** shall not be entitled to participate in such Distribution to

such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the **Holder** until such time, if ever, as its right thereto would not result in the **Holder** exceeding the Beneficial Ownership Limitation.)

e. Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the **Company**, directly or indirectly, in one or more related transactions effects any merger or consolidation of the **Company** with or into another Person, (ii) the **Company**, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the **Company** or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the **Company**, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the **Company**, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "**Fundamental Transaction**"), then, upon any subsequent exercise of this Warrant, the **Holder** shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the **Holder** (without regard to any limitation in Section 2(e) or Section 2(f) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the **Company**, if it is the surviving corporation, and any additional consideration (the "**Alternate Consideration**") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) or Section 2(f) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the **Company** shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the **Holder** shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the **Company** or any Successor Entity (as defined below) shall, at the **Holder**'s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the **Holder** by paying to the **Holder** an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. "**Black Scholes Value**" means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the "OV" function on Bloomberg, L.P. ("**Bloomberg**") determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100-day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non- cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds within five (5) Business Days of the **Holder**'s election (or, if later, on the effective date of the Fundamental Transaction). The **Company** shall cause any successor entity in a Fundamental Transaction in which the **Company** is not the survivor (the "**Successor Entity**") to assume in writing all of the obligations of the **Company** under this Warrant in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the **Holder** and approved by the **Holder** (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of

the **Holder**, deliver to the **Holder** in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the **Holder**. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the **Company** and shall assume all of the obligations of the **Company** under this Warrant with the same effect as if such Successor Entity had been named as the **Company** herein.

f. Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g. Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the **Company** shall promptly deliver to the **Holder** by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the **Company** shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the **Company** shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the **Company** shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the **Company** shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the **Company** is a party, any sale or transfer of all or substantially all of the assets of the **Company**, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the **Company** shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the **Company**, then, in each case, the **Company** shall cause to be delivered to the **Holder**, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the **Company** or any of the Subsidiaries, the **Company** shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The **Holder** shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

4. <u>TRANSFER OF WARRANT</u>.

a. Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the **Company** or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the **Holder** or its

agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the **Company** shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the **Holder** shall not be required to physically surrender this Warrant to the **Company** unless the **Holder** has assigned this Warrant in full, in which case, the **Holder** shall surrender this Warrant to the **Company** within three (3) Trading Days of the date the **Holder** delivers an assignment form to the **Company** assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b. New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the **Company**, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the **Holder** or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the **Company** shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Issuance Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c. Warrant Register. The **Company** shall register this Warrant, upon records to be maintained by the **Company** for that purpose (the "**Warrant Register**"), in the name of the record **Holder** hereof from time to time. The **Company** may deem and treat the registered **Holder** of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the **Holder**, and for all other purposes, absent actual notice to the contrary.

d. Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant or the sale of Warrant Shares, the transfer of this Warrant or the Warrant Shares, as applicable, shall not be either (i) registered pursuant to an effective registration statement under the 1933 Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions pursuant to Rule 144, the **Company** may require, as a condition of allowing such transfer or sale, that the **Holder** provide to the **Company** an opinion of counsel selected by the **Holder**, the form and substance of which opinion shall be reasonably satisfactory to the **Company**, to the effect that such transfer or sale does not require registration of such transferred security under the 1933 Act.

e. Representation by the Holder. The **Holder**, by the acceptance hereof, represents and warrants that (a) it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the 1933 Act or any applicable state securities law, except pursuant to sales registered or exempted under the 1933 Act and (b) at the time the **Holder** was offered this Warrant, it was, and as of the date hereof it is, and on each date on which it exercises this Warrants, it will be an "accredited investor" as defined in Rule 501(a) under the 1933 Act.

5. MISCELLANEOUS.

a. No Rights as Stockholder Until Exercise. This Warrant does not entitle the **Holder** to any voting rights, dividends or other rights as a stockholder of the **Company** prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b. Loss, Theft, Destruction or Mutilation of Warrant. The **Company** covenants that upon receipt by the **Company** of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the **Company** will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken, or such right may be exercised, on the next succeeding Business Day.

d. Authorized Shares. The **Company** covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The **Company** further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The **Company** will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The **Company** covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the **Company** in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the **Holder**, the **Company** shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of **Holder** as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the **Company** will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the **Company** may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the **Company** to perform its obligations under this Warrant. Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the **Company** shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e. Governing Law. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the **Company** and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the laws of the State of California, without reference to its principles of conflict of laws and without giving effect to any choice of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of California. Each party irrevocably and unconditionally agrees and consents to submit to the non-exclusive personal jurisdiction of the U.S federal and state courts located in California for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. **EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

f. Restrictions. The **Holder** acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered and the **Holder** does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g. Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of **Holder** shall operate as a waiver of such right or otherwise prejudice the **Holder**'s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the **Company** willfully and

knowingly fails to comply with any provision of this Warrant, which results in any material damages to the **Holder**, the **Company** shall pay to the **Holder** such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the **Holder** in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h. Notice. Unless specifically otherwise provided, whenever this Warrant requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be sent by courier or hand delivery, e-mail or recognized overnight delivery service) to be effective and shall be deemed to have been given upon receipt when delivered personally or sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party) and on the date actually delivered after timely deposit with a nationally recognized overnight delivery service. Until changed by Notice pursuant hereto, the contact information for each party is as follows:

If to Company:
Global WholeHealth Partners Corporation
Attn: Charles Strongo
2227 Avenida Oliva
San Clemente, California 92673
Email: Cstrongo@gwhpcorp.com

If to Buyer:
EMC2 Capital, LLC
Attn: Barrett Evans
201 W Montecito Street
Santa Barbara, CA 93101
Email: bevans@emc2capital.com

If to Transfer Agent:
Nevada Agency and Transfer Company
Attn: Tiffany Baxter
50 W Liberty Street, Suite 880
Reno, NV 89501
Phone: (775) 322-0626
Email: tiffany@natco.org

i. Limitation of Liability. No provision hereof, in the absence of any affirmative action by the **Holder** to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the **Holder**, shall give rise to any liability of the **Holder** for the purchase price of any Common Stock or as a stockholder of the **Company**, whether such liability is asserted by the **Company** or by creditors of the **Company**.

j. Remedies. The **Holder**, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The **Company** agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k. Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the **Company** and the successors and permitted assigns of **Holder**. The provisions of this Warrant are intended to be for the benefit of any **Holder** from time to time of this Warrant and shall be enforceable by the **Holder** or holder of Warrant Shares.

l. Amendment. This Warrant may be modified or amended, or the provisions hereof waived, with the written consent of the **Company** and the **Holder**.

m. Invalid Provisions. If any provision of this Warrant is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Warrant shall be construed and enforced as if such provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by such provision or by its severance. Furthermore, in lieu of such provision there shall be added automatically a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

n. Headings. The headings, captions, and arrangements used in this Warrant are for convenience only and do not limit, amplify, or modify the terms of this Warrant.

IN WITNESS WHEREOF, the **Company** has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

COMPANY
GLOBAL WHOLEHEALTH PARTNERS CORPORATION

By:____________________________________
Charles Strongo, Chief Executive Officer

EXHIBT A

NOTICE OF EXERCISE

TO: GLOBAL WHOLEHEALTH PARTNERS CORPORATION

1. The undersigned hereby elects to purchase Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

2. Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ if permitted, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

3. Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

____

4. The Warrant Shares shall be delivered to the following DWAC Account Number:

____

____

____

5. Accredited Investor. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:____

Signature of Authorized Signatory of Investing Entity:___________________________

Name of Authorized Signatory:____

Title of Authorized Signatory:____

Date:____

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name: ______________________________

Address: ______________________________

____

____

Phone Number: ______________________________

Email Address: ______________________________

[SIGNATURE OF HOLDER]

Dated:____________________

Signature of Authorized Signatory of Holder:______________________________

Name of Authorized Signatory:______________________________

Title of Authorized Signatory:______________________________

Address of Holder:______________________________